Exhibit 99.1

Infinitus Pay, Inc

1

INDEPENDENT AUDITORS’ REPORT

To the Management and Shareholders of Infinitus Pay Inc.

Opinion

We have audited the accompanying financial statements of Infinitus Pay Inc., a Colorado corporation, (the “Company”), which comprise the balance sheet as of December 31, 2024 and the related statements of operations, stockholders’ equity, and cash flows for the period from July 30, 2024 (Inception) to December 31, 2024, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and the results of its operations and its cash flows for the period from Inception to December 31, 2024 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ dbbmckennon

San Diego, California

February 3, 2026

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INFINITUS PAY, INC

BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024

(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$21	$42
Accounts receivable	60	–
Accounts receivable – related party	30	12
Total current assets	111	54
Capitalized software development, net of accumulated amortization	361	147
TOTAL ASSETS	$472	$201
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$175	$32
Total liabilities	175	32

Stockholders’ equity
Common stock, no par value; 10,000,000 shares authorized; 5,000,000 and 4,500,000 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	250	150
Additional paid-in capital	29	14
Retained earnings	18	5
Total stockholders’ equity	297	169
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$472	$201

The accompanying notes are an integral part of these financial statements.

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INFINITUS PAY, INC

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

AND FROM INCEPTION TO DECEMBER 31, 2024

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2025	For the Period Ended December 31, 2024
	(Unaudited)
Revenues	$146	$–
Revenues – related party	122	12
Total revenues	268	12
Cost of revenues	78	–
Gross profit	190	12

Operating expenses:
Selling, general and administrative	103	7
Research and development	74	–
Total operating expenses	177	7

Net income	$13	$5

The accompanying notes are an integral part of these financial statements.

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INFINITUS PAY, INC

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

AND FROM INCEPTION TO DECEMBER 31, 2024

(in thousands, except share and per share data)

	Common Stock		Additional Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance July 30, 2024	–	$–	$–	$–	$–
Sale of common stock	750,000	150	–	–	150
Issuance of founders’ shares	3,750,000	–	–	–	–
Founders’ capital contribution	–	–	14	–	14
Net income	–	–	–	5	5
Balance December 31, 2024	4,500,000	$150	$14	$5	$169

Sale of common stock	500,000	$100	$–	$–	$100
Founders’ capital contribution	–	–	15	–	15
Net income	–	–	–	13	13
Balance September 30, 2025 (Unaudited)	5,000,000	$250	$29	$18	$297

The accompanying notes are an integral part of these financial statements.

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INFINITUS PAY, INC

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

AND FROM INCEPTION TO DECEMBER 31, 2024

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2025	For the Period Ended December 31, 2024
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13	$5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of capitalized software	12	–
Changes in operating assets and liabilities:
Accounts receivable	(78)	(12)
Accounts payable	92	–
Net cash provided by (used in) operating activities	39	(7)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development	(175)	(115)
Net cash used in investing activities	(175)	(115)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	100	150
Founders’ contributed capital	15	14
Net cash provided by financing activities	115	164
Changes in cash and cash equivalents	(21)	42
Cash and cash equivalents, beginning of period	42	–
Cash and cash equivalents, end of period	$21	$42
Supplemental disclosures of cash flows information:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–
Non-cash investing and financing activities:
Capitalized software within accounts payable	$52	$32

The accompanying notes are an integral part of these financial statements.

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INFINITUS PAY, INC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Infinitus Pay, Inc was incorporated on July 30, 2024 (“Inception”) in the State of Colorado.   The financial statements of Infinitus Pay, Inc, which may be referred to as the “Company”, “we,” “us,” or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Greenwood Village, Colorado.

Infinitus Pay, Inc offers a software-based platform that aggregates access to multiple domestic and international banking providers through a single integrated solution. The platform enables customers to open and maintain U.S. and non-U.S. bank accounts and to initiate domestic and cross-border payment transactions through a unified interface. The Company’s embedded technology and application programming interfaces support customer onboarding, regulatory compliance, and Global Banking Infrastructure for Cross-Border Payments, allowing customers to move funds across jurisdictions in a manner consistent with U.S. domestic transactions. The platform is designed to support customers who require reliable access to U.S. banking infrastructure while reducing the operational complexity associated with establishing and maintaining direct banking relationships.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements as of and for the period from Inception to December 31, 2024 and the unaudited interim financial statements as of and for the nine months ended September 30, 2025 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”),. In the opinion of the Company’s management, the accompanying unaudited interim financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the interim period ended September 30, 2025. The interim results for the nine months ended September 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future interim periods.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Cash and Cash Equivalents

The Company’s cash consists of cash on deposit at its bank. Cash equivalents, if applicable, represents highly liquid investments with maturities of three months or less at the date of purchase.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company evaluates accounts receivable for expected credit losses in accordance with ASC 326, Financial Instruments – Credit Losses. In estimating expected credit losses, management considers historical credit loss experience, the aging and short-term nature of accounts receivable, current conditions, and reasonable and supportable forecasts related to the collectability of outstanding balances. Based on this evaluation, management concluded that an allowance for credit losses was not necessary as of the reporting dates. The Company has not experienced material credit losses, and substantially all accounts receivable were current or collected subsequent to period end.

Management also considered customer concentration risk and determined that amounts due from significant customers were current and supported by favorable payment history. Related-party receivables were evaluated separately and are subject to contractual terms and management’s assessment of the related parties’ ability and intent to repay. Based on these factors, management determined that expected credit losses were immaterial and that no allowance was required.

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Capitalized Software Development Cost

The Company has incurred software development costs to develop software programs to be used solely to meet its internal needs and cloud-based applications used to deliver services. In accordance with ASC 350-40, Internal-Use Software, the Company has capitalized development costs related to these software applications. Management determines when software development has reached substantial completion based on the platform’s readiness for its intended use, including the completion and testing of core functionality and operation in a production environment. Capitalization of development costs begins when development is authorized, funding is committed, and completion becomes probable, and ends when the software is substantially complete and ready for its intended use. The Company capitalizes only third-party outsourced development costs directly attributable to internal-use software and expenses costs related to maintenance, support, and enhancements as incurred, in accordance with ASC 350-40, as amended by ASU 2025-06, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which the Company adopted at inception. Management deemed early adoption to be preferable because it aligns the Company’s accounting with the economics of its software development activities from inception, improves consistency and clarity, and presents a more conservative approach. Capitalized costs are amortized on a straight-line basis over an estimated useful life of 60 months beginning when the platform is placed into service, which management believes reflects the expected period of economic benefit. As of September 30, 2025 and December 31, 2024, the gross value of capitalized development cost is $373 thousand and $147 thousand and accumulated amortization is approximately $12 thousand and $0, respectively. Through September 30, 2025, amortization expense was $12 thousand. Future expected annual amortization is as follows:

Fiscal Year Ending	Amount (in thousands)
2025	$18
2026	75
2027	75
2028	75
2029	75
2030	43
Total	$361

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is derived from customer setup fees, monthly recurring platform access fees, transaction-based fees based on processing volume, and subaccount setup fees.

The Company provides one-time customer setup services that include gathering and validating required compliance documentation for its banking partners and performing the technical integration necessary to establish an operational merchant profile on the Company’s platform. As part of the setup, customers receive stand-alone value by receiving a named bank account with our banking partner that they can use independent of us. Setup services are satisfied at a point in time when the customer or subaccount is fully configured and enabled to transact on the platform. Revenue is recognized upon completion of setup, which generally coincides with month-end billing.

Monthly recurring platform access fees and transaction-based fees represent consideration for continuous platform access and payment processing services and are recognized monthly as the services are performed. Transaction-based fees, which represent variable consideration, are recognized in the period in which the underlying transactions occur. Subaccount setup fees are recognized when the subaccount is established and made available for use.

Customers are invoiced in arrears at month-end, and amounts billed but not yet collected are recorded as accounts receivable.

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Research and Development

In accordance with ASC 730, Research and Development (“R&D”) costs are expensed when incurred. R&D costs include product fixes and other unproven technologies, contractor fees and other costs associated with the development of our platform, contract and other outside services. Total R&D costs for the nine months ended September 30, 2025 were $74 thousand and $0 from inception to December 31, 2024.

Income Taxes

The Company applies ASC 740 Income Taxes (“ASC 740”).  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and Colorado state jurisdiction.  As of December 31, 2024, the Company does not believe any provisions are required in connection with its tax positions.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.

The Company had one customer as of December 31, 2024. The loss of this customer would have a significant impact on the Company’s operations, however, the customer is also a related party and initial investor. In addition, we had two non-related party customers as of September 30, 2025 that accounted for 34% of accounts receivable and two customers that accounted for 23% of revenue. See Note 5 for discussion on related parties.

Substantially all of the Company’s revenues are generated from customers located outside the United States. Management does not believe that this geographic distribution, by itself, represents a material concentration of risk.

Risks and Uncertainties

The Company’s operations are subject to new laws, regulation and compliance. Significant changes to regulations governing the way the Company derives revenues could impact the Company negatively. Technological and advancements and updates as well as maintaining compliance standards are required to maintain the Company’s operations.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers.

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NOTE 4 – STOCKHOLDERS’ EQUITY

Common Stock

As of September 30, 2025 and December 31, 2024, the Company was authorized to issue 10,000,000 shares of common stock with no par value. The Company had 5,000,000 and 4,500,000 shares of common stock outstanding as of September 30, 2025 and December 31, 2024, respectively.

As of December 31, 2024, the Company issued an aggregate of 4,500,000 shares of common stock. Of these shares, 750,000 shares were issued to an investor for cash proceeds of $150 thousand. This investor is considered a related party. The Company’s founders were issued 3,750,000 shares; separately they contributed a total of $14 thousand in cash.

During the nine months ended September 30, 2025, the related-party investor made additional cash contributions of $100 thousand, resulting in a total cumulative investment of $250 thousand. In connection with these additional contributions, the Company issued an incremental 500,000 shares of common stock to the related-party investor, bringing the total number of shares issued to this investor to 1,250,000 as of September 30, 2025. During the same period, the Company’s founders contributed an additional $15 thousand. See note 5 - related party transactions.

The Company’s outstanding common stock is subject to a Shareholder Agreement that governs ownership, management, and transfer of shares. The agreement provides for shareholder representation on the Board of Directors, designates a managing shareholder with authority over day-to-day operations subject to specified approval thresholds, and restricts the issuance of additional shares without supermajority shareholder consent. The agreement also includes provisions related to preemptive rights, rights of first refusal on share transfers, limitations on voluntary dissolution, and terms governing distributions, dispute resolution, and confidentiality.

NOTE 5 – RELATED PARTY TRANSACTIONS

During 2024 and through September 30, 2025, the Company engaged in transactions with Elite Vantage Placement LTD, a significant shareholder , that provided seed funding to the Company. In addition, Elite Vantage Placement LTD was the Company’s sole customer during the year ended December 31, 2024 and accounted for 46% of the Company’s revenues and 17% of accounts receivable for the nine months ended September 30, 2025. Elite Vantage is not charged a monthly platform fee, but they have a monthly minimum and are billed for all activity transacted on the platform. See note 4 for additional related party transactions.

NOTE 6 – INCOME TAXES

Income tax expense for the period from Inception to December 31, 2024 differs from the amount that would result from applying statutory federal and state income tax rates to income before income taxes primarily due to temporary differences. As of December 31, 2024, the Company had Federal and state net operating loss (“NOL”) carryforwards of $14 thousand available to offset future taxable income. The state NOL’s will expire in 2044.

Although the Company generated net income of approximately $5 thousand for the year ended December 31, 2024, management determined that this level of profitability does not provide sufficient positive evidence to support realization of deferred tax assets. Accordingly, a full valuation allowance was maintained as of December 31, 2024, and no net deferred tax assets were recognized. The Company files income tax returns in the U.S. federal and Colorado state jurisdictions and remains subject to examination by taxing authorities for all periods since inception. The Company is not currently under examination.

NOTE 7 – SUBSEQUENT EVENTS

The Company was acquired by AppTech Payments Corp (OTC: APCX) on October 31, 2025. In return for 100% of the Company’s equity, shareholders received total consideration consisting of up to $3,000 thousand, up to 5,000 thousand shares of AppTech Payments Corp’s common stock, and up to 4,000 thousand warrants.

The Company has evaluated subsequent events through February 3, 2026, the date which the financial statements were issued.

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